Exhibit 99.1

For Release October 25, 2005—6:00 a.m. PDT	Contact: Daniel G. Byrne
(509) 458-3711

STERLING FINANCIAL CORPORATION OF SPOKANE, WASHINGTON,

ANNOUNCES QUARTERLY CASH DIVIDEND OF $0.055 PER SHARE

Spokane, Washington, October 25, 2005 – Sterling Financial Corporation (NASDAQ:STSA) today announced that on Monday, October 24, 2005, its board of directors unanimously approved a quarterly cash dividend of $0.055 per share of common stock.  This cash dividend is payable to shareholders of record on December 30, 2005. The dividend will be paid on January 13, 2006. All communications regarding the cash dividend will be forwarded to shareholders through Sterling’s transfer agent, American Stock Transfer & Trust Company.

Harold Gilkey, Chairman and Chief Executive Officer, commented, “I am pleased with our cash position, and Sterling’s board believes that our financial resources and performance enable us to pay cash dividends while meeting our other financial requirements. We want to provide our shareholders with recognition for their continued support, and we want them to participate directly in Sterling’s financial success by sharing our profits with them.”

He further stated, “I am pleased that we are able to announce another cash dividend. Our current cash balances, combined with continued strong cash flow and the low level of leverage that we are currently maintaining, allow us to pay this dividend without jeopardizing our future growth plans. Future cash dividend payments will be subject to ongoing review and approval by the board of directors on a quarterly basis.”

Based on the closing price of Sterling Financial Corporation’s common stock on Monday, October 24, 2005 of $23.53 per share, the forthcoming dividend would represent an annual yield of approximately 0.93 percent.

Sterling management will be discussing this announcement during Sterling’s Third Quarter Earnings Conference Call to be hosted this morning, October 25, 2005 at 8:00 a.m. Pacific Time.  To participate in the conference call, domestic callers should dial 517-308-9004 approximately five minutes before the scheduled start time.  You will be asked to identify yourself to the operator and should provide the password “STERLING” to enter the call.  A continuous replay will be available approximately one hour following the conference call and may be accessed by dialing 203-369-0329.  The continuous replay will be offered through November 26, 2005.

In addition, the Sterling Third Quarter 2005 Earnings Conference Call is being made available on-line at Sterling’s web site, www.sterlingsavingsbank.com. To access the audio webcast presentation, click on “Investor Relations”, then click on the live audio webcast icon.

ABOUT STERLING

Sterling Financial Corporation of Spokane, Washington is a bank holding company, the principal operating subsidiary of which is Sterling Savings Bank.  Sterling Savings Bank is a Washington State-chartered, federally insured commercial bank, which opened in April 1983 as a stock savings and loan association.  Sterling Savings Bank, based in Spokane, Washington, has financial service centers throughout Washington, Oregon, Idaho and Montana.  Through Sterling Saving Bank’s wholly owned subsidiaries, Action Mortgage Company and INTERVEST-Mortgage Investment Company, it operates loan production offices in Washington, Oregon, Idaho, Montana, Arizona and California.  Sterling Savings Bank’s subsidiary Harbor Financial Services provides non-bank investments, including mutual funds, variable annuities and tax-deferred annuities and other investment products through regional representatives throughout Sterling Savings Bank’s branch network.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements, which are not historical facts and pertain to Sterling’s future operating results.  These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements may include, but are not limited to, statements about Sterling’s plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts.  When used in this report, the words “expects, “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements.  These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Sterling’s control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.  Actual results may differ materially from the results discussed in these forward-looking statements because of numerous possible risks and uncertainties.  These include but are not limited to: the possibility of adverse economic developments that may, among other things, increase default and delinquency risks in Sterling’s loan portfolios; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for Sterling’s loan and other products; lower-than-expected revenue or cost savings in connection with acquisitions; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; and changes in laws, regulations and the competitive environment.